UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2010

Commission file number 001-33927

ATLAS ACQUISITION HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0852483

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Hauslein & Company, Inc. 11450 SE Dixie Highway, Ste 106 Hobe Sound, Florida	33455

(Address of Principal Executive Offices)	(Zip Code)

(772) 545-9042
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 10, 2010, we issued a press release announcing that we had been advised that our founding stockholders and the Sorensen Family Trust (the “Sorensen Trust”), the principal beneficial owner of Koosharem, LLC, a California limited liability company that does business as “Select Staffing,” are negotiating arrangements with holders of shares of our common stock and warrants as part of their efforts to secure stockholder approval of our proposed business combination with Select Staffing.

In addition, we announced that we have been advised that our founders and the Sorensen Trust are negotiating with potential buyers of shares of our common stock who will agree to vote in favor of the proposed business combination. The purpose of such arrangements would be to increase the likelihood that holders of a majority of the shares of our common stock issued in our initial public offering (the “public shares”) vote in favor of the Select Staffing business combination and that holders of less than 30% of the public shares demand conversion of their public shares into cash. In any of these arrangements, holders or potential buyers of public shares would agree to vote such shares in favor of the proposal to approve the business combination. These arrangements are expected to include agreements with third parties pursuant to which our founders and the Sorensen Trust would provide incentives to holders or potential buyers of public shares to vote in favor of the business combination by transferring shares of our stock to such third parties. Any such transfer of shares would take place promptly after the closing of the business combination. It is also expected that we will provide “piggyback” registration rights with respect to transferred shares of our common stock.

The underwriters for our January 2008 initial public offering have consented to the release from escrow of all founder shares that are transferred by the founders as part of their efforts to secure stockholder approval of the Select Staffing business combination. The underwriters consent is attached as Exhibit 10.10 to this Current Report on Form 8-K, and is incorporated herein by reference.

A copy of the press release dated February 10, 2010 is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

We have filed a definitive proxy statement with the Securities and Exchange Commission, or the SEC, in connection with the special meetings of our stockholders and warrantholders to be held on February 12, 2010. The definitive proxy materials were mailed on or about January 27, 2010 to our stockholders and warrantholders of record on January 15, 2010. Our stockholders and warrantholders may obtain copies of all documents filed with the SEC regarding the special meetings and the proposals to be submitted to stockholders and warrantholders, free of charge, at the SEC’s website (www.sec.gov).

Our company and our directors and officers may be soliciting proxies from our stockholders and warrantholders in favor of the proposals to be presented at the special meetings. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of our security holders in connection with such proposals are set forth in the definitive proxy statement filed with the SEC.

This Current Report on Form 8-K is not a proxy statement or a solicitation of proxies from our stockholders or warrantholders. Any solicitation of proxies will be made only pursuant to the definitive proxy statement to be mailed to our stockholders and warrantholders who held our stock and warrants as of the record date. We urge stockholders and warrantholders to read our definitive proxy statement and appendices thereto because they will contain important information about our company and the proposals to be presented at the special meeting of stockholders and the special meeting of warrantholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description

10.10	Consent of Underwriters

99.1	Press Release, dated February 10, 2010, entitled “Atlas Acquisition Holdings Corp. Announces Actions Relating to Securing Stockholder Approval of Business Combination with Select Staffing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2010	ATLAS ACQUISITION HOLDINGS CORP.

	By:	/s/ JAMES N. HAUSLEIN
James N. Hauslein
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.10	Consent of Underwriters

99.1	Press Release, dated February 10, 2010, entitled “Atlas Acquisition Holdings Corp. Announces Actions Relating to Securing Stockholder Approval of Business Combination with Select Staffing”